EXHIBIT J.2.

CONSENT OF INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment to The New York State Opportunity Funds’ Registration Statement on Form N-1A (file No. 333-17381), including reference to our firm under the heading “Financial Highlights” in the Fund’s Prospectus.

Cohen McCurdy, Ltd

Westlake, Ohio

July 27, 2005

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